                          EDEN BIOSCIENCE CORPORATION             EXHIBIT 11.1
                   STATEMENT RE: COMPUTATION OF PER SHARE LOSS
        FOR THE THREE MONTHS AND SIX MONTHS ENDED JUNE 30, 2000 AND 2001

COMPUTATIONS FOR THREE MONTHS ENDED:

     HISTORICAL BASIC AND DILUTED NET LOSS PER SHARE


                                                                                    Three Months Ended June 30, 2000
                                                                         ------------------------------------------------------
                                                                                Shares Outstanding
                                                                         --------------------------------
                                                                                                Weighted
                                                                            Total               Average
                                                                         ----------            ----------
     Net loss                                                                                                      $ (3,764,085)
     Common stock shares outstanding at beginning of period               2,818,448             2,818,448
        Issued during the period:
           Exercise of warrants                                             107,552                21,795
           Exercise of stock options                                        180,000                22,418
           Exercise under employee stock purchase plan                            -                     -
                                                                         ----------            ----------
              Shares outstanding at end of period                         3,106,000             2,862,661             2,862,661
                                                                                                                     ----------
     Historical basic and diluted net loss per share                                                                    $ (1.31)
                                                                                                                     ==========


     PRO FORMA BASIC AND DILUTED NET LOSS PER SHARE
     Conversion of preferred shares on January 1                         13,794,104            13,794,104
                                                                         ----------            ----------
                                                                         16,900,104            16,656,765            16,656,765
                                                                         ==========            ==========            ----------
     Pro forma basic and diluted net loss per share                                                                     $ (0.23)
                                                                                                                     ==========


HISTORICAL BASIC AND DILUTED NET LOSS PER SHARE
                                                                         Three Months Ended June 30, 2001
                                                                         ---------------------------------
                                                                                 Shares Outstanding
                                                                         ---------------------------------
                                                                                                 Weighted
                                                                            Total                 Average
                                                                         -----------           -----------

     Net loss                                                                                                    $ (7,869,775)
     Common stock shares outstanding at beginning of period              23,927,346            23,927,346
        Issued during the period:
           Exercise of warrants                                              11,839                 1,041
           Exercise of stock options                                         20,133                13,429
           Exercise under employee stock purchase plan                       18,029                11,887
                                                                         ----------            ----------
              Shares outstanding at end of period                        23,977,347            23,953,703          23,953,703
                                                                         ==========            ==========          ----------
     Historical basic and diluted net loss per share                                                                  $ (0.33)


COMPUTATIONS FOR SIX MONTHS ENDED:


     HISTORICAL BASIC AND DILUTED NET LOSS PER SHARE

                                                                                     Six Months Ended June 30, 2000
                                                                         ------------------------------------------------------
                                                                               Shares Outstanding
                                                                        ---------------------------------
                                                                                               Weighted
                                                                           Total                Average
                                                                         ----------            ----------
     Net loss                                                                                                      $ (6,822,209)
     Common stock shares outstanding at beginning of period               2,694,798             2,694,798
        Issued during the period:
           Exercise of warrants                                             167,702                81,945
           Exercise of stock options                                        243,500                85,918
           Exercise under employee stock purchase plan                            -                     -
                                                                         ----------           -----------
              Shares outstanding at end of period                         3,106,000             2,862,661             2,862,661
                                                                                                                     ----------
     Historical basic and diluted net loss per share                                                                    $ (2.38)
                                                                                                                     ==========

     PRO FORMA BASIC AND DILUTED NET LOSS PER SHARE
     Conversion of preferred shares on January 1                         13,794,104            13,794,104
                                                                         ----------           -----------
                                                                         16,900,104            16,656,765            16,656,765
                                                                         ==========           ===========            ----------
     Pro forma basic and diluted net loss per share                                                                     $ (0.41)
                                                                                                                     ==========


     HISTORICAL BASIC AND DILUTED NET LOSS PER SHARE

                                                                         Six Months Ended June 30, 2001
                                                                        --------------------------------
                                                                                 Shares Outstanding
                                                                        ---------------------------------
                                                                                                Weighted
                                                                           Total                Average
                                                                        ----------            -----------
     Net loss                                                                                                    $ (10,340,296)
     Common stock shares outstanding at beginning of period             23,894,680            23,894,680
        Issued during the period:
           Exercise of warrants                                             11,839                   523
           Exercise of stock options                                        52,799                29,933
           Exercise under employee stock purchase plan                      18,029                 5,977
                                                                       -----------            ----------
              Shares outstanding at end of period                       23,977,347            23,931,113            23,931,113
                                                                       ===========            ==========            ----------
     Historical basic and diluted net loss per share                                                                   $ (0.43)
                                                                                                                    ==========
